UNITED STATES DISTRICT COURT

FOR THE DISTRICT OF DELAWARE

IN RE: PURECYCLE TECHNOLOGIES, INC. DERIVATIVE LITIGATION	Lead Case No. 21-1569-RGA

NOTICE OF PROPOSED SETTLEMENT OF STOCKHOLDER DERIVATIVE MATTERS, HEARING THEREON, AND RIGHT TO APPEAR

TO: ALL CURRENT RECORD HOLDERS AND BENEFICIAL OWNERS OF COMMON STOCK OF PURECYCLE TECHNOLOGIES, INC. (“PURECYCLE” OR “THE COMPANY”) AS OF JULY 17, 2024 (THE “RECORD DATE”).

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. THIS NOTICE RELATES TO A PROPOSED SETTLEMENT AND DISMISSAL OF LITIGATION AND CONTAINS IMPORTANT INFORMATION REGARDING YOUR RIGHTS. YOUR RIGHTS MAY BE AFFECTED BY THESE LEGAL PROCEEDINGS. IF THE COURT APPROVES THE SETTLEMENT, YOU WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE SETTLED CLAIMS.

IF YOU HOLD PURECYCLE COMMON STOCK FOR THE BENEFIT OF ANOTHER, PLEASE PROMPTLY TRANSMIT THIS DOCUMENT TO SUCH BENEFICIAL OWNER.

THE COURT HAS MADE NO FINDINGS OR DETERMINATIONS CONCERNING THE MERITS OF THE DERIVATIVE MATTERS. THE RECITATION OF THE BACKGROUND AND CIRCUMSTANCES OF THE SETTLEMENT CONTAINED HEREIN DOES NOT CONSTITUTE THE FINDINGS OF THE COURT. IT IS BASED ON REPRESENTATIONS MADE TO THE COURT BY COUNSEL FOR THE PARTIES.

THE DERIVATIVE MATTERS ARE NOT A “CLASS ACTION.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT. THERE IS NO PROOF OF CLAIM FORM FOR STOCKHOLDERS TO SUBMIT IN CONNECTION

WITH THIS SETTLEMENT, AND STOCKHOLDERS ARE NOT REQUIRED TO TAKE ANY ACTION IN RESPONSE TO THIS NOTICE.

Notice is hereby provided to you of the proposed Settlement1 of the above-captioned derivative lawsuit and certain other Derivative Matters. This Notice is provided by order of the United States District Court for the District of Delaware (the “Court”). It is not an expression of any opinion by the Court. It is to notify current stockholders of the terms of the proposed Settlement of the Derivative Matters.

I.
WHY THIS NOTICE HAS BEEN POSTED AND FILED WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION

This Notice is intended to notify all PureCycle stockholders affected by the settlement of a consolidated stockholder derivative action styled In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.) (the “Federal Action”) and all related Derivative Matters (as defined below) of the Proposed Settlement of Stockholder Derivative Matters, Hearing Thereon, and Right to Appear (the “Notice”). The following Settling Parties (defined herein) through their respective counsel have agreed upon terms to settle the Derivative Matters and have signed a written Stipulation and Agreement of Settlement (the “Stipulation”) setting forth the terms of the Settlement: (i) stockholder Patrick Ayers, plaintiff in the derivative action on behalf of PureCycle Technologies, Inc. (“PureCycle” or the “Company”) styled In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.) (the “Federal Action”), as consolidated; (ii) stockholder John Brunson, plaintiff in the derivative action on behalf of PureCycle styled Brunson v. Otworth, et al., No. 2024-0326-NAC (Del. Ch.) (the “Delaware Chancery Action”), who also served a litigation demand on the Company’s Board of Directors (the “Board”) and a demand on the Company pursuant to 8 Del. C. § 220; (iii)

1 The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation of Settlement (dated July 17, 2024).

stockholder Tyler Begley, who served a litigation demand on the Board and a demand on the Company pursuant to 8 Del. C. § 220; (iv) stockholder Thomas Workman (with Tyler Begley, the “Demanding Stockholders”), who served a demand on the Company pursuant to 8 Del. C. § 220 (the Federal Action, Delaware Chancery Action, and the Demanding Stockholders’ demands are collectively referred to as the “Derivative Matters,” and the plaintiffs in the Federal Action and Delaware Chancery Action and the Demanding Stockholders are collectively referred to as the “Settling Stockholders”); (v) Michael Otworth, Richard Brenner, Tanya Burnell, Jeffrey Fieler, Tim Glockner, Fernando Musa, John Scott, David Brenner, Michael E. Dee, James Donnally, Andy Glockner, Byron Roth and Tasmin Ettefagh (collectively, the “Individual Defendants”); and (vi) PureCycle (together with the Individual Defendants, the “Settling Defendants”) (Settling Stockholders and Settling Defendants are collectively referred to as the “Settling Parties”).

On May 1, 2025, at 10:00 a.m., the Court will hold a hearing (the “Settlement Hearing”). The purpose of the Settlement Hearing is to determine: (i) whether the Settlement of the Derivative Matters on the terms and conditions provided for in the Stipulation is fair, reasonable, and adequate to PureCycle and Current PureCycle Stockholders, and should be finally approved by the Court; (ii) whether a Judgment as provided in, and attached as Exhibit C to the Stipulation should be entered; (iii) whether to approve the payment of the Fee and Expense Amount in the amount negotiated by the Settling Parties and Service Awards for the Settling Stockholders to be drawn therefrom; and (iv) such other matters as may be necessary or proper in the circumstances.

II.
SUMMARY OF THE LITIGATION
A.
Federal Action

On November 3, 2021, the action Han v. Otworth et al, Civil Action No. 1:21-cv-01569-RGA (D. Del.) (the “Han Action”) was filed in the United States District Court for the District of Delaware (the “Federal Court”), on behalf of the nominal defendant Company, against defendants

Michael Otworth, David Brenner, Michael Dee, Tasmin Ettefagh, and Byron Roth, and nominal defendant PureCycle, alleging claims for violation of Section 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, and waste of corporate assets. Byron Roth was dismissed from the Han Action on December 15, 2021. On January 18, 2022, the Federal Court granted the parties’ stipulation providing for a stay of the Han Action pending resolution of a motion to dismiss in the related securities class action styled Theodore v. PureCycle Technologies, Inc., et al., Case No. 6:21-cv-809-PGB-RMN (M.D. Fla.) (the “Securities Action”).

On January 27, 2022, a related derivative action was filed in the Federal Court, captioned Ayers v. Otworth et al., Civil Action No. 1:22-cv-00110-RGA (D. Del.) (the “Ayers Action”). The Ayers Action brought suit against the Individual Defendants and alleged substantially similar claims to those alleged in the Han Action, including violation of Section 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, and aiding and abetting. The complaint in the Ayers Action also alleged claims for indemnification and contribution. On March 17, 2022, the Federal Court granted the parties’ stipulation providing for a stay of the Ayers Action pending resolution of a motion to dismiss in the Securities Action.

On June 15, 2023, the motion to dismiss in the Securities Action was granted in part and denied in part. Thereafter, the remaining defendants in the Securities Action filed a motion for reconsideration of the court’s order.

On July 27, 2023, the Federal Court entered an order consolidating the Han Action and the Ayers Action, under the caption In re PureCycle Technologies, Inc. Derivative Litigation, Lead Case No. 1:21-cv-01569-RGA (D. Del.), and appointing Weiss Law as lead counsel in the Federal Action.

On August 11, 2023, the Federal Action was further stayed pending resolution of the motion for reconsideration filed in the Securities Action.

On February 23, 2024, a Consolidated Verified Amended Complaint was filed in the Federal Action against the Individual Defendants and alleging claims for violation of Sections 14(a) and 20(a) of the Exchange Act, breach of fiduciary duty, unjust enrichment, waste of corporate assets, aiding and abetting, gross mismanagement, and indemnification and contribution. As set forth below, the plaintiff in the Federal Action agrees to be bound by the terms of the Stipulation.

B.
Delaware Chancery Action

On February 3, 2023, plaintiff Brunson sent PureCycle a letter seeking production of books and records pursuant to 8 Del. C. § 220. Following negotiations and the execution of a confidentiality agreement, the Company produced certain non-public books and records to plaintiff Brunson on a rolling basis from October 2023 through February 2024 pertaining to the wrongdoing alleged in the Securities Action.

Following receipt and review of those books and records, on February 23, 2024, plaintiff Brunson sent a letter to the Board demanding, among other things, that it undertake an independent investigation into the Individual Defendants’ alleged breaches of fiduciary duty and/or aiding and abetting of such breaches of fiduciary duty within thirty (30) days and that the Company enter into appropriate tolling agreements with the Individual Defendants to protect its derivative claims during the pendency of the Board’s investigation.

On March 23, 2024, upon expiration of the deadline requested in plaintiff Brunson’s litigation demand letter for the Board to begin an independent investigation and obtain tolling agreements, plaintiff Brunson filed the Delaware Chancery Action captioned Brunson v. Otworth, et al., No. 2024-0326-NAC (Del. Ch.). The Delaware Chancery Action asserted claims for wrongful demand refusal, breach of fiduciary duty, failure to obtain tolling agreements, and other related claims under Delaware law against certain Individual Defendants, and all such claims are included as part of this Settlement. As set forth below, plaintiff Brunson agrees to be bound by the terms of the Stipulation, and further agrees to voluntarily dismiss the Delaware Chancery Action with prejudice within ten (10) days after the Final Judgment in the Court in the Federal Action approving the Settlement becomes final and non-appealable.

C.
The Demanding Stockholders

On October 6, 2023, stockholder Workman sent PureCycle a letter demanding production of books and records pursuant to 8 Del. C. § 220. On October 27, 2023, stockholder Begley sent PureCycle a letter also demanding the right to inspect books and records pursuant to 8 Del. C. § 220. Thereafter, the Company produced certain non-public books and records to the Demanding Stockholders.

On February 5, 2024, stockholder Begley sent a letter to the Board demanding that the Company initiate legal action against its officers, directors, or members of senior management for their alleged breach of fiduciary duties and take remedial measures for damages from alleged unjust enrichment and corporate waste.

As set forth below, the Demanding Stockholders agree to be bound by the terms of the Stipulation.

D.
Mediation

The Settling Parties, by and through their undersigned attorneys, have engaged in good faith, arm’s-length discussions with regard to the possible settlement of the Derivative Matters. To that end, the Settling Parties agreed to participate in mediation before Jed D. Melnick, Esq. (the

“Mediator”) of Judicial Arbitration and Mediation Services (“JAMS”), a nationally recognized mediator with extensive experience mediating complex shareholder disputes similar to the Derivative Matters. Mediation began at the end of February 2024 with the Settling Parties participating in a full day mediation session on March 5, 2024. The Settling Parties did not reach an agreement resolving the derivative litigation during the March 5, 2024 mediation session, but agreed to continue their settlement discussions under the aegis of the Mediator. Counsel for the Settling Parties participated in another, half-day mediation session before the Mediator on March 13, 2024, where they made significant progress. The negotiations continued for several weeks thereafter, including during an additional full-day mediation before the Mediator on April 2, 2024, in which the Settling Parties reached an agreement in principle on the terms of the corporate governance reforms detailed herein.

At the mediation sessions, the Settling Parties engaged in discussions regarding the strengths and weaknesses of the claims and defenses at issue, both indirectly through the Mediator and directly in joint sessions attended by counsel for the Settling Parties and the relevant insurers. During the joint sessions, and subject to the Confidential Mediation Agreement and all applicable mediation privileges, the Company provided information regarding the technical and practical considerations that drove its decision-making with respect to PureCycle’s patented technology, its progress commercializing this technology, relevant disclosures and other related issues. The Settling Parties debated their competing views of the essential facts, legal claims and defenses, and the broad range of possible litigation outcomes. The Settling Parties also discussed a range of remedial options and were able to agree on a set of principles and target areas for corporate governance enhancements to be fleshed out through further negotiations, and sharpened the focus on monetary compensation for PureCycle as the driving factor in any potential settlement of the

Derivative Matters. The Settling Parties further exchanged written proposals with the assistance and guidance of the Mediator.

After reaching agreement on the principal terms of the Settlement, the Settling Parties commenced negotiations facilitated by the Mediator regarding reasonable attorneys’ fees and expenses to be paid to Settling Stockholders Counsel, subject to Court approval, in consideration for the substantial benefits conferred upon PureCycle and its shareholders by the Settlement.

On May 2, 2024, the Settling Parties reached an agreement in principle on the remaining material terms for the Settlement, including the monetary component, and thereafter negotiated the terms of a written memorandum of understanding (“MOU”) outlining the essential terms and conditions for the release of all claims asserted in the Derivative Matters in consideration for the Company’s agreement to cause their insurers to pay $3 million to PureCycle as the monetary component of this Settlement (“Monetary Component”), and to adopt, implement, and/or maintain in accordance with the corporate governance practices, policies and procedures, internal controls and board composition reforms as set forth below (the “Reforms”). On May 7, 2024, the Settling Parties signed the MOU outlining the material terms and conditions of the Settlement. The Settling Parties believe that the Settlement is in the best interests of PureCycle and Current PureCycle Stockholders.

III.
TERMS OF THE PROPOSED DERIVATIVE SETTLEMENT

The principal terms, conditions and other matters that are part of the Settlement, which is subject to approval by the Court, are summarized below. This summary should be read in conjunction with, and is qualified in its entirely by reference to, the text of the Stipulation, which has been filed with the Court and is also available for viewing on the website of PureCycle at https://www.purecycle.com/ and the website of Lead Counsel at https://www.weisslaw.co.

The Settling Parties acknowledge and agree that the filing, pendency, and prosecution of the Derivative Matters were the sole cause of the Monetary Component to be made as part of the Settlement and the primary cause of the Board’s agreement to adopt or to agree to adopt certain changes to its corporate governance practices, policies and procedures, internal controls and Board composition, as set forth below. The Settling Parties further acknowledge and agree that these changes confer substantial benefits on the Company and its stockholders and that the settlement of the Derivative Matters on the terms set forth herein is in the best interests of the Company and Current PureCycle Stockholders. As a result of the Settlement, PureCycle has made, or agreed to make, the following changes to its corporate governance practices, policies and procedures and, subject to the terms set forth in the Stipulation, has agreed to maintain them for no less than five (5) years from the Effective Date:

A.
The Company shall expand its Board from seven (7) members to nine (9) members by appointing two (2) new independent directors to the Board who meet NASDAQ’s definition of “independent director.” The first new independent director will be appointed to the Board within twelve (12) months of a Final Court order approving the Settlement. The second new independent director will be appointed to the Board within twenty-four (24) months of a Final Court order approving the Settlement. Provided, however, that if, despite its best efforts, the Nominating and Corporate Governance Committee is unable to identify suitable candidates, then the Company shall have the remainder of the Commitment Term to appoint the new independent directors.
B.
The Company shall actively seek Board diversity and consider women and underrepresented minorities, as defined in NASDAQ Rule 5065(f), as Board candidates. The Corporate Governance Guidelines will provide that the Company will provide a graphic representation of current Board member diversity in its annual proxy statement, consistent with NASDAQ listing standards.
C.
The Corporate Governance Guidelines2 have been drafted to express the Company’s intent to continue to have the positions of Chief Executive Officer (“CEO”) and Board Chairman held by separate persons.
D.
Within six (6) months of a Final Court order approving the Settlement, the Company will engage an independent corporate governance consultant or outside legal counsel to perform an analysis of the Company’s corporate governance structure and processes and report to the Board on the results of same and on trends and developments in the law and/or corporate best practices relating to corporate governance and the Board’s responsibilities annually.
E.
The Company will form an Operational Excellence Committee with duties and responsibilities as outlined in the Operational Excellence Committee Charter.
F.
The Company will create a Chief Compliance Officer (“CCO”) position with duties and responsibilities as outlined in the Chief Compliance Officer Duties and Responsibilities.
G.
The Charters from various Committees, including certain Board Committees, will ensure that the Company has an existing framework in place for identification, assessment, and management of compliance risks, subject to the Company’s available resources. The Corporate Governance Guidelines and the Amended Audit and Finance Committee Charter will provide that the Audit and Finance Committee shall assist the Board in its oversight of: (a) the integrity of the Company’s financial statements; (b) the Company’s compliance with legal and regulatory requirements; (c) the independent auditors’ qualifications, independence, and performance; (d) the

2 The Corporate Governance Guidelines and other governance documents referenced herein are attached to Exhibit A to the Stipulation, which can be viewed on the website of PureCycle at https://www.purecycle.com/ and the website of Lead Counsel at https://www.weisslaw.co.

performance of the Company’s internal audit function; (e) preparing the Committee’s report to be included in the Company’s annual proxy statement; (f) advising and consulting with management and the Board regarding the financial affairs of the Company; (g) appointing, compensating, retaining, terminating, overseeing and evaluating the work of the Company’s independent auditors; (h) reviewing strategies and plans for significant transactions, including discussion of possible transactions and their financial impact and various reports on pending and completed transactions; and (i) reviewing the Company’s financial outlook and plans for financing its working and long-term capital requirements, including minimum cash requirements and liquidity targets and the Company’s capital plan (capital allocation, funding, and capital expenditures).
H.
The Company will adopt a Disclosure Committee Charter to formalize the Committee’s responsibilities in assisting the Company’s senior officers in fulfilling their responsibility for oversight of the accuracy and timeliness of the disclosures made by the Company.
I.
The Company will adopt the Charter of the Senior Leadership Team Committee to formalize the Senior Leadership Team and the Executive Leadership Team that shall meet regularly to monitor the Company’s strategic initiatives.
J.
The Company will amend the Audit and Finance Committee Charter to expand its oversight responsibilities and delegate its authority.
K.
The Corporate Governance Guidelines will provide that the Nominating and Corporate Governance Committee will establish and periodically evaluate an orientation program for new directors and a continuing education program for existing directors. Such programs may include presentations by appropriate executives and opportunities for directors to visit the Company’s principal facilities in order to provide greater understanding of the Company’s business and operations. In addition, the Nominating and Corporate Governance Committee shall arrange for directors of the Company to attend outside educational programs pertaining to the directors’ responsibilities.
L.
The Company will adopt Corporate Governance Guidelines which formalize the details of management’s reporting obligations to the Audit and Finance Committee and the Board. The policies or Corporate Governance Guidelines will provide that management will report to the Board on a quarterly basis regarding the status of operations, commercial contracts, litigation, and other topics relevant to the Board’s oversight of the Company’s operations and compliance with the law (in accordance with the Corporate Governance Guidelines).
M.
The Company will adopt Corporate Governance Guidelines which formalize the details regarding the Independent Directors’ executive sessions, including but not limited to, that an executive session of independent directors will be scheduled in conjunction with each regular meeting of the Board (in accordance with the Corporate Governance Guidelines).
N.
The Company will adopt Corporate Governance Guidelines which formalize the details of the Company’s training policies. The Corporate Governance Guidelines will provide that management will implement an annual training program for employees that will include relevant topics, including, but not limited to, ethical behavior, human resources polices and employee relations, and conflicts of interest (in accordance with the Corporate Governance Guidelines).
O.
The Corporate Governance Guidelines will provide that management shall maintain a whistleblower hotline, which encourages interested parties to bring forward ethical and legal violations to the parties identified in the Code of Ethics, the Audit and Finance Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and/or the

third-party reporting service provider so that action may be taken to resolve the problem and the complaints shall be reviewed by the applicable committee, in consultation with and under the supervision of the Company’s legal counsel, and presented to the full Board (in accordance with the Corporate Governance Guidelines). The Company will publish its Whistleblower Policy on its external website.
P.
The Company will add language to the Corporate Governance Guidelines indicating that the Board will maintain a Compensation Clawback and Recoupment Policy, first approved in March 2021, and that, pursuant to Reg S-K and NASDAQ listing standards, will maintain a separate clawback policy supplemental to, and not a replacement of, the policy, which such supplemental policy shall only be applicable to Section 16 Officers (in accordance with the Corporate Governance Guidelines).

The Stipulation also provides for the entry of judgment dismissing the Federal Action and the Delaware Chancery Action against PureCycle and the Individual Defendants with prejudice and, as explained in more detail in the Stipulation, barring and releasing certain known or unknown claims that have been or could have been brought in any court by Settling Stockholders in the Derivative Matters or by PureCycle, or any of its stockholders, against PureCycle and the Individual Defendants relating to any of the claims or matters that were or could have been alleged or asserted in any of the Derivative Matters. The Stipulation further provides that the entry of judgment will bar and release any known or unknown claims that have been or could have been brought in any court by Settling Defendants against Settling Stockholders or Settling Stockholders’ Counsel related to any of the claims or matters that were or could have been alleged or asserted in any of the Derivative Matters or based upon or arising out of the institution, prosecution, assertion, settlement, or resolution of the Derivative Matters.

IV.
SETTLING STOCKHOLDERS’ COUNSELS’ FEE AND EXPENSE AMOUNT AND SETTLING STOCKHOLDERS’ SERVICE AWARD

Prior to discussing and agreeing upon the Fee and Expense Amount, the Settling Parties negotiated and agreed upon the Reforms to be adopted as part of the Settlement and negotiated the Monetary Component. The Settling Parties agree that the Settlement confers substantial benefits upon PureCycle and its stockholders, and that Settling Stockholders’ Counsel are entitled to reasonable attorneys’ fees and reimbursement of expenses in an amount of $2,000,000.00, subject to the approval of the Court. In connection with seeking final approval of the proposed Settlement, Plaintiff’s lead counsel, on behalf of Settling Stockholders’ Counsel, intends to request approval of attorneys’ fees and reimbursement of expenses in the amount of $1,750,000.00 (the “Fee and Expense Amount”). The Fee and Expense Amount includes fees and expenses incurred by Settling Stockholders’ Counsel in connection with the prosecution and settlement of the Derivative Matters. To date, Settling Stockholders’ Counsel have not received any payments for their efforts on behalf of PureCycle stockholders nor have Settling Stockholders’ Counsel been reimbursed for their out-of-pocket litigation expenses. The Fee and Expense Amount will compensate Settling Stockholders’ Counsel for the substantial benefits achieved in the Derivative Matters, and the risks of undertaking the prosecution of the Derivative Matters on a contingent basis.

Settling Defendants agree not to oppose reasonable service awards in the amount of $2,000.00 to each Settling Stockholder to be paid out of the Fee and Expense Amount in recognition of Stockholders’ efforts to achieve the Settlement’s benefits to the Company, subject to Court approval (the “Service Award”).

V.
REASONS AND BENEFITS OF THE SETTLEMENT

Counsel for the Settling Parties believe that the Settlement is in the best interests of PureCycle, and its public stockholders.

A.
Why Did the Settling Stockholders Agree to Settle?

The Settling Stockholders and Settling Stockholders’ Counsel brought the claims in good faith and continue to believe that the claims asserted in the Derivative Matters have merit. However, the Settling Stockholders and Settling Stockholders’ Counsel recognize and acknowledge the expense, time, and uncertainty inherent in the continued prosecution of their claims in the Derivative Matters through trial and any subsequent appeal(s). The Settling Stockholders and Settling Stockholders’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex actions such as the Derivative Matters, as well as the difficulties and delays inherent in such litigation. The Settling Stockholders and Settling Stockholders’ Counsel also are mindful of the inherent problems of proof of, and possible defenses to, the claims asserted in the Derivative Matters.

Based upon their investigation, Settling Stockholders and Settling Stockholders’ Counsel have concluded that the terms and conditions of the Stipulation are fair, reasonable and adequate to Settling Stockholders, Current PureCycle Stockholders, and PureCycle, and in their best interests, and have agreed to settle the claims raised in the Derivative Matters pursuant to the terms and provisions of the Stipulation after considering, among other things: (a) the substantial benefits that Current PureCycle Stockholders and PureCycle have received or will receive from the Settlement, (b) the attendant risks of continued litigation, (c) actions taken by the Company and its Board of Directors in response to the alleged material misstatements and omissions; and (d) the desirability of permitting the Settlement to be consummated.

In particular, Settling Stockholders and Settling Stockholders’ Counsel considered the significant litigation risk inherent in shareholder derivative litigation. The law imposes significant burdens on plaintiffs for pleading and proving a shareholder derivative claim. While Settling

Stockholders believe their claims are meritorious, Settling Stockholders acknowledge that there is a substantial risk that the Derivative Matters may not succeed in producing a recovery in light of the applicable legal standards and possible defenses. Settling Stockholders and Settling Stockholders’ Counsel believe that, under the circumstances, they have obtained the best possible relief for PureCycle and Current PureCycle Stockholders.

B.
Why Did the Settling Defendants Agree to Settle?

Settling Defendants have strenuously denied, and continue strenuously to deny, each and every allegation of liability or wrongdoing made against them in the Derivative Matters, and assert that they have meritorious defenses to those claims and that judgment should be entered dismissing all claims against them with prejudice. Settling Defendants have thus entered into this Stipulation solely to avoid the continuing additional expense, inconvenience, and distraction of litigating the Derivative Matters and/or any related litigation and to avoid the risks inherent in any lawsuit, and without admitting any wrongdoing or liability whatsoever.

VI.
SETTLEMENT HEARING

On May 1, 2025, at 10:00 a.m., the Court will hold the Settlement Hearing in person at the United States District Court for the District of Delaware, J. Caleb Boggs Federal Building, Courtroom 6A, 844 N. King Street, Wilmington, Delaware, 19801. At the Settlement Hearing, the Court will consider whether the Settlement is fair, reasonable and adequate and thus should be finally approved and whether the Federal Action should be dismissed with prejudice pursuant to the Stipulation. The Court also will rule upon the Fee and Expense Amount to Settling Stockholders’ Counsel and Settling Stockholders’ Service Award.

VII.
RIGHT TO ATTEND SETTLEMENT HEARING

Any Current PureCycle Stockholder may, but is not required to, appear in person at the Settlement Hearing. If you want to be heard at the Settlement Hearing in opposition to the

Settlement, the Fee and Expense Amount or the Service Award, then you must first comply with the procedures for objecting, which are set forth below. The Court has the right to change the hearing dates or times without further notice. Thus, if you are planning to attend the Settlement Hearing, you should confirm the date and time before going to the Court. CURRENT PURECYCLE STOCKHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE SETTLEMENT HEARING OR TAKE ANY OTHER ACTION.

VIII.
RIGHT TO OBJECT TO THE SETTLEMENT AND PROCEDURES FOR DOING SO

You have the right to object to any aspect of the Settlement. You must object in writing, and you may request to be heard at the Settlement Hearing. If you choose to object, then you must follow these procedures.

A.
You Must Make Detailed Objections in Writing

Any objections must be presented in writing and must contain the following information:

1.
Notice of intent to appear at the Settlement Hearing;
2.
Your name, legal address, and telephone number;
3.
Proof of being a Current PureCycle Stockholder as of the Record Date and representation that you will continue to own PureCycle common stock as of the date of the Settlement Hearing;
4.
The date(s) you acquired your PureCycle shares and the number of PureCycle shares held;
5.
A detailed statement of your specific position with respect to the matters to be heard at the Settlement Hearing, including a statement of each objection being made; and
6.
The grounds for each objection or the reasons for your desire to appear and to be heard.

The Court will not consider any objection that does not substantially comply with these requirements.

B.
You Must Timely Deliver Written Objections to Lead Counsel

YOUR WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND SENT BY HAND OR BY FIRST CLASS MAIL, POSTAGE PRE-PAID TO SETTLING STOCKHOLDERS’ COUNSEL. THE WRITTEN OBJECTIONS MUST BE FILED WITH THE COURT AND POSTMARKED NO LATER THAN APRIL 17, 2025, WHICH IS FOURTEEN (14) CALENDAR DAYS PRIOR TO THE SETTLEMENT HEARING to the following address:

David C. Katz
Joshua M. Rubin
Weiss Law
4 Brighton Rd., Suite 204
Clifton, NJ 07012
Lead Counsel

The Court will not consider any objection that is not timely filed with the Court and delivered to Settling Stockholders’ Counsel.

Any person or entity who fails to object or otherwise requests to be heard in the manner prescribed above will be deemed to have waived the right to object to any aspect of the Settlement or otherwise request to be heard (including the right to appeal) and will be forever barred from raising such objection or request to be heard in this or any other action or proceeding, but shall otherwise be bound by the Judgment to be entered and the releases to be given.

IX.
HOW TO OBTAIN ADDITIONAL INFORMATION

This Notice summarizes the Settling Parties’ Stipulation. It is not a complete statement of the events of the Derivative Matters or the Stipulation. Although the Settling Parties believe that the descriptions about the Settlement that are contained in this Notice are accurate in all material respects, in the event of any inconsistencies between the descriptions in this Notice and the Stipulation, the Stipulation will control.

You may inspect the Stipulation and other papers at https://www.purecycle.com/ and https://www.weisslaw.co.

PLEASE DO NOT CALL, WRITE, OR OTHERWISE DIRECT QUESTIONS TO EITHER THE COURT OR THE CLERK’S OFFICE. Any questions you have about matters in this Notice should be directed by telephone or in writing to Settling Stockholders’ Counsel, David C. Katz or Joshua M. Rubin, at the address set forth above.

X.
NOTICE TO PERSONS OR ENTITIES HOLDING OWNERSHIP ON BEHALF OF OTHERS

Brokerage firms, banks and/or other persons or entities who held shares of PureCycle common stock for the benefit of others are requested to immediately send this Notice to all of their respective beneficial owners. If Current PureCycle Stockholders have questions or comments about the Settlement, they should follow the procedures listed in Section IX.

Dated February 18, 2025 BY ORDER OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE